SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

                        January 20, 2000
                (Date of earliest event reported)

                       KINDER MORGAN, INC.
     (Exact name of registrant as specified in its charter)




            Kansas                1-6446             48-0290000
      (State or other           (Commission        (I.R.S. Employer
      jurisdiction              File Number)       Identification No.)
      of incorporation)



                    1301 McKinney, Suite 3400
                      Houston, Texas 77010
  (Address of principal executive offices, including zip code)


                          713-844-9500
      (Registrant's telephone number, including area code)

Item 2.   Disposition of Assets.

     On December 30, 1999, Kinder Morgan, Inc., a Kansas corporation (the "Company"), entered into a Contribution Agreement among Kinder Morgan Energy Partners, L.P., a Delaware limited partnership ("KMEP"), Kinder Morgan G.P., Inc., a Delaware corporation ("KMGP"), the Company, Natural Gas Pipeline Company of America, a Delaware corporation ("NGPL"), and KN Gas Gathering, Inc., a Colorado corporation ("KNGG"). On January 20, 2000, but effective as of December 31, 1999, the contribution of assets by KMI, NGPL and KNGG to KMEP was completed.

     In exchange for the contribution to KMEP of:

     (i)  all of the Company's interest in Kinder Morgan
Interstate Gas Transmission, LLC, a Colorado single-member limited liability company,

     (ii)      all of NGPL's interest in Kinder Morgan
Trailblazer LLC, a Delaware single-member limited liability company, and

     (iii)     all of KNGG's interest in Red Cedar Gathering
Company, a Colorado general partnership,

KMEP took the following actions:

     (1) issued an aggregate of 9,810,000 common units representing limited partnership units of KMEP to the Company, NGPL and KNGG,

     (2) made a payment in the amount of $200,000,000 in cash to the Company, and

     (3) has the obligation to pay the Company $130,000,000 within 90 days of the completion of the contribution of assets.

     The general partner of KMEP, KMGP, is responsible for the operation and day-to-day management of KMEP and is an indirect, wholly-owned subsidiary of the Company. Certain of the directors and officers of the Company are also directors and officers of KMGP.

Item 5.   Other Events.

     On January 20, 2000, the Company issued a press release announcing, among other things, the completion of the transaction referenced in Item 2 above. A portion of this press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and
  Exhibits.


      a)   Financial Statements.  Not applicable.

      b)   Pro Forma Financial Information.

        The pro forma financial statements of the Company, giving effect to the transaction referenced in item 2 above are included herein commencing on page PF-1.

      c)   Exhibits.

        The following materials are filed as exhibits to this Current Report on Form 8-K.

     Exhibit
     Number              Description

                     2.1           Contribution
                    Agreement, dated as of December 30,
                    1999, by and among the Company,
                    NGPL, KNGG, KMGP and KMEP
                    (incorporated by reference from
                    Exhibit 99.1 to the Company's
                    Current Report on Form 8-K filed
                    January 14, 2000).

     99.1 Portions of the press release of the Company issued January 20, 2000.

        Unaudited Pro Forma Combined Financial Statements


The following unaudited pro forma combined financial statements have been prepared from the historical financial statements of Kinder Morgan, Inc. ("Kinder Morgan", a Kansas corporation, formerly KN Energy, Inc.) and Kinder Morgan (Delaware), Inc. ("Kinder Morgan Delaware", formerly Kinder Morgan, Inc., a Delaware corporation) to give effect to (i) the combination of these entities by merger, (ii) discontinuance of certain lines of business by Kinder Morgan during the fourth quarter of 1999 and
(iii) the sale of certain assets by Kinder Morgan to Kinder Morgan Energy Partners ("KMEP", a publicly-traded master limited partnership, of which a subsidiary of Kinder Morgan Delaware is the general partner and holds certain limited partner interests) and application of the cash proceeds therefrom to the retirement of debt. The unaudited pro forma combined balance sheet reflects adjustments as if these transactions had occurred on September 30, 1999. The unaudited pro forma combined statements of income from continuing operations for the 12 months ended December 31, 1998 and the nine months ended September 30, 1999 reflect adjustments as if these transactions had occurred on January 1, 1998 and 1999, respectively. The pro forma adjustments reflected in the accompanying unaudited pro forma combined financial statements with respect to the combination of Kinder Morgan, Inc. and Kinder Morgan Delaware were prepared using the purchase method of accounting. These pro forma adjustments are based on preliminary estimates and certain assumptions that Kinder Morgan believes are reasonable under the circumstances. The preliminary allocation of purchase price to assets acquired and liabilities assumed reflects the assumption that these assets and liabilities, other than the investment in KMEP, are carried at historical amounts which approximate fair market value. The excess of the purchase price over Kinder Morgan Delaware's share of the underlying equity in the net assets of KMEP has been fully allocated to the Kinder Morgan Delaware investment in KMEP. This allocation reflects the estimated fair market value of the investment. The actual allocation of the consideration paid by Kinder Morgan for Kinder Morgan Delaware may differ from that reflected in the unaudited pro forma combined financial statements after a more extensive review of the fair market values of the assets acquired and liabilities assumed has been completed.

The unaudited pro forma combined financial statements do not purport to present the financial position or results of operations of Kinder Morgan had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma combined statements of income do not give effect to any operating efficiencies or cost savings that may be realized as a result of the combination of Kinder Morgan and Kinder Morgan Delaware, primarily related to reduction of duplicative operating, general and administrative expenses.

The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements, including the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Kinder Morgan, which are included in the (i) Annual Report on Form 10-K for the year ended December 31, 1998 and (ii) Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

The historical results of operations of Kinder Morgan reflect its acquisition of MidCon Corp. on January 30, 1998, and include the results of operations of MidCon Corp. beginning with January 30, 1998.

KINDER MORGAN, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
SEPTEMBER 30, 1999
(In thousands)

Table will follow.

KINDER MORGAN, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME FROM CONTINUING
OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
(In thousands, except per share amounts)

Table will follow.

KINDER MORGAN, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME FROM CONTINUING
OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
(In thousands, except per share amounts)

Table will follow

                  NOTES TO UNAUDITED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS

a)   The adjustment to the investment in Kinder Morgan Energy
  Partners ("KMEP") was derived as follows:

Table will follow.

  The $16.2625 per share price used to value Kinder Morgan Common Stock issued in the merger was determined by calculating the average closing price for Kinder Morgan Common Stock on the NYSE for the five business days before and after July 8, 1999, the date the terms of the merger were announced. The $23.125 per share price used to value Kinder Morgan Common Stock issued in payment of fees was determined as the average of the high and low prices of Kinder Morgan Common Stock on October 7, 1999, the date the merger was effective.

  Kinder Morgan's preliminary allocation of purchase price to assets acquired and liabilities assumed reflects the assumption that current assets and current liabilities, other than the investment in KMEP, are carried at historical amounts which approximate their fair market value. The excess of the purchase price over Kinder Morgan Delaware's share of the underlying equity in the net assets of KMEP, calculated as of September 30, 1999, has been fully allocated to the Kinder Morgan Delaware investment in KMEP, reflecting the estimated fair market value of this investment.

b) Represents deferred income taxes, utilizing a 39% effective tax rate, calculated on the excess of Kinder Morgan's initial investment over Kinder Morgan Delaware's share of the underlying equity in the net assets of KMEP.

c) Adjustments to reflect the discontinuation of certain lines of business by Kinder Morgan in the fourth quarter of 1999.

d) Adjustments to reflect the December 31, 1999 sale by Kinder Morgan to KMEP of (i) Kinder Morgan Interstate Gas Transmission LLC (formerly K N Interstate Gas Transmission Co.), (ii) Kinder Morgan's 1/3 interest in Trailblazer Pipeline Company and (iii) Kinder Morgan's 49% interest in Red Cedar Gathering Co. Proceeds from the sale were $330 million in cash (used to reduce short-term borrowings, see Note g) and 9,810,000 KMEP Limited Partner Units (valued at $41.44 per unit).

e) Represents amortization of the excess of Kinder Morgan's initial investment over Kinder Morgan Delaware's share of the underlying equity in the net assets of KMEP, calculated using the straight-line method over 44 years (approximately the estimated remaining useful life of the assets of KMEP).

f) Represents income tax expense calculated by applying a 39% effective tax rate to the pre-tax pro forma adjustments.

g) Adjustments to reflect the sale by Kinder Morgan of certain assets to KMEP (See Note d), including (i) reductions in interest expense at historical average short-term interest rates of 5.91% and 5.40% for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively, resulting from application of the $330 million of cash proceeds, (ii) the removal from Kinder Morgan's income statement of the results of operations of the assets sold to KMEP and (iii) as an addition to operating revenues, the incremental earnings accruing to Kinder Morgan (as a result of its general and limited partner interests) due to (a) the increased level of earnings and cash flows at KMEP attributable to the acquired assets and (b) Kinder Morgan's increased limited partner interest resulting from the KMEP Limited Partner Units received as a portion of the consideration from the sale. As a result of this sale, Kinder Morgan recorded a pre-tax gain of $158 million, which is not reflected in the accompanying Unaudited Pro Forma Combined Income Statements of Income from Continuing Operations.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              KINDER MORGAN, INC.



     Dated: February 4, 2000     By: /s/   JOSEPH LISTENGART
                                 -----------------------------
                                 Joseph Listengart
                                 Vice President and General
                                 Counsel

                         EXHIBIT INDEX

     Exhibit
     Number              Description

     2.1                 Contribution Agreement, dated as
                         of December 30, 1999, by and among the
                         Company, NGPL, KNGG, KMGP and
                         KMEP (incorporated by reference
                         from Exhibit 99.1 to the
                         Company's Current Report on
                         Form  8-K filed January 14,
                         2000).

     99.1                Portions of the Press Release of the
                         Company issued January 20, 2000.